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                                                                           EX-11

                                 DEOTEXIS, INC.
                       COMPUTATION OF EARNINGS PER SHARE

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
                                                                                  YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
Earnings:
  Net loss..............................................................  $    (35,005) $    (43,737) $   (239,901)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Shares:
  Weighted average number of shares outstanding.........................       278,750       278,750     1,237,618
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
  Loss per common share:................................................         $(.13)        $(.16)        $(.19)
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
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